Exhibit 1

Recent Developments Update dated January 28, 2013

The information included in this section replaces and/or supplements the information about the Republic of Italy that is contained in Exhibit 1 to the Republic’s annual report on Form 18-K, for the fiscal year ended December 31, 2011. To the extent that the information included in this section differs from the information set forth in the annual report, you should rely on the information in this section.

Summary Information – The Italian Political System

On December 21, 2012, the Prime Minister Mr. Mario Monti presented his resignation to the President of the Republic Mr. Giorgio Napolitano. President Giorgio Napolitano accepted the resignation of Mr. Monti. On December 22, 2012, President Napolitano signed a decree to dissolve the two chambers of Parliament. General elections will be held on February 24 and 25, 2013.

The main political parties or coalitions that will participate in the general elections are (i) a center-right coalition led by Mr. Silvio Berlusconi, (ii) a center-left coalition led by Mr. Pier Luigi Bersani and (iii) a center coalition led by Mr. Monti.

The Italian Economy – Measures to Address the Global Financial Crisis – Measures adopted in 2012

On December 24, 2012, the Italian Parliament approved the draft stability law for 2013 through Law No. 228 of December 24, 2012 and approved the draft budget law for 2013/2015 through Law No. 229 of December 24, 2012. In addition, on the same date, the Italian Parliament enacted a law to implement the Constitutional balanced budget requirement through Law No. 243 of December 24, 2012 (“Law No. 243”). Law No. 243 will enter into force starting from fiscal year 2014.

External Bonds of the Treasury

External Bonds of the Treasury as of December 31, 2012

The following table shows the external bonds of the Treasury issued and outstanding as of December 31, 2012.

Original Currency Nominal Amount	Interest Rate	Initial Public Offering Price (%)	Date of Issue	Maturity Date	Amount Outstanding	Equivalent in Euro
United States Dollar(1)(*)
$3,500,000,000	6.875%	98.73	September 27, 1993	September 27, 2023	$3,500,000,000	€2,652,720,934
$2,000,000,000	4.375%	99.69	February 27, 2003	June 15, 2013	$2,000,000,000	€1,515,840,534
$2,000,000,000	5.375%	98.44	February 27, 2003	June 15, 2033	$2,000,000,000	€1,515,840,534
$4,000,000,000	4.50%	99.41	January 21, 2005	January 21, 2015	$4,000,000,000	€3,031,681,067
$2,000,000,000	4.75%	99.34	January 25, 2006	January 25, 2016	$2,000,000,000	€1,515,840,534
$3,000,000,000	5.25%	99.85	September 20, 2006	September 20, 2016	$3,000,000,000	€2,273,760,800
$2,000,000,000	5.38%	99.37	June 12, 2007	June 12, 2017	$2,000,000,000	€1,515,840,534
$2,500,000,000	2.13%	99.85	October 5, 2009	October 5, 2012	$2,500,000,000	€1,894,800,667
$2,500,000,000	3.13%	99.672	January 26, 2010	January 26, 2015	$2,500,000,000	€1,894,800,667
$2,000,000,000	2.13%	99.74	September 16, 2010	September 16, 2013	$2,000,000,000	€1,515,840,534

					$27,000,000,000	€19,326,966,803

Euro(2)
€60,000,000	Floating	99.61	October 8, 1998	October 8, 2018	€60,000,000	€60,000,000
€300,000,000	Floating	101.43	October 15, 1998	October 15, 2018	€300,000,000	€300,000,000
€1,000,000,000	4.00%	99.95	May 6, 1999	May 6, 2019	€1,000,000,000	€1,000,000,000
€1,000,000,000	Floating	101.60	June 28, 1999	June 28, 2029	€905,000,000	€905,000,000
€1,000,000,000	Floating	100.75	August 30, 1999	August 30, 2019	€1,000,000,000	€1,000,000,000
€150,000,000	Zero Coupon	100.00	February 20, 2001	February 19, 2031	€150,000,000	€150,000,000
€3,000,000,000	5.750%	100.04	July 25, 2001	July 25, 2016	€3,000,000,000	€3,000,000,000
€150,000,000	Floating	100.00	April 26, 2004	April 26, 2019	€150,000,000	€150,000,000
€300,000,000	Floating	100.00	May 31, 2005	May 31, 2035	€300,000,000	€300,000,000
€720,000,000	3.83%	100.00	June 2, 2005	June 2, 2029	€720,000,000	€720,000,000
€395,000,000	3.523%	100.00	June 2, 2005	June 2, 2030	€395,000,000	€395,000,000
€200,000,000	Floating	100.00	June 8, 2005	June 8, 2020	€200,000,000	€200,000,000
€2,500,000,000	Floating	100.00	June 15, 2005	June 15, 2020	€2,500,000,000	€2,500,000,000
€300,000,000	Floating	100.00	June 28, 2005	June 28, 2021	€300,000,000	€300,000,000
€200,000,000	Floating	100.00	November 9, 2005	November 9, 2025	€200,000,000	€200,000,000
€900,000,000	Floating	99.38	March 17, 2006	March 17, 2021	€900,000,000	€900,000,000
€1,000,000,000	Floating	99.85	March 22, 2006	March 22, 2018	€1,000,000,000	€1,000,000,000
€192,000,000	Zero Coupon	100.00	March 28, 2006	March 28, 2036	€192,000,000	€192,000,000
€300,000,000	Floating	100.00	March 30, 2006	March 29, 2026	€300,000,000	€300,000,000
€215,000,000	Floating	100.00	May 11, 2006	May 11, 2026	€215,000,000	€215,000,000
€1,000,000,000	1.85 Inflation Indexed %	99.80	January 5, 2007	September 15, 2057	€1,107,000,000	€1,107,000,000
€250,000,000	2.00 Inflation Indexed %	99.02	March 30, 2007	September 15, 2062	€277,000,000	€277,000,000
€160,000,000	4.49%	99.86	April 5, 2007	April 5, 2027	€160,000,000	€160,000,000
€500,000,000	2.20 Inflation Indexed %	98.86	January 23, 2008	September 15, 2058	€544,220,000	€544,220,000
€258,000,000	5.26%	99.79	March 16, 2009	March 16, 2026	€258,000,000	€258,000,000
€300,000,000	3.00%	99,733	May 29, 2009	November 29, 2013	€300,000,000	€300,000,000
€250,000,000	4.85%	98.50	June 11, 2010	June 11, 2060	€250,000,000	€250,000,000
€125,000,000	4.10%	99.46	September 6, 2010	November 1, 2023	€125,000,000	€125,000,000
€125,000,000	4.20%	99.38	September 6, 2010	March 3, 2025	€125,000,000	€125,000,000
€250,000,000	2.75%	99.85	November 11, 2010	November 11, 2018	€250,000,000	€250,000,000
€125,000,000	2.85%	99.90	November 22, 2010	November 22, 2014	€125,000,000	€125,000,000
€250,000,000	3.70%	99.66	November 22, 2010	May 22, 2018	€250,000,000	€250,000,000
€125,000,000	3.75%	99.89	November 22, 2010	September 1, 2018	€125,000,000	€125,000,000
€150,000,000	3.80%	99.65	December 23, 2010	January 23, 2017	€150,000,000	€150,000,000
€150,000,000	4.45%	99.40	December 23, 2010	December 12, 2021	€150,000,000	€150,000,000
€517,000,000	2.85 Inflation Indexed %	99.482	January 4, 2011	September 1, 2022	€517,000,000	€517,000,000
€450,000,000	4.45%	99.59	February 26, 2011	August 24, 2020	€450,000,000	€450,000,000
€2,156,000,000	6.58%	100	July 1, 2011	December 31, 2027	€2,156,000,000	€2,156,000,000
€250,000,000	5.00%	99.196	September 22, 2011	September 22, 2017	€250,000,000	€250,000,000
€230,000,000	4.20 Inflation Indexed %	100	February 1, 2012	July 25, 2042	€230,000,000	€230,000,000
€437,500,000	3.66%	100	February 13, 2012	December 31, 2026	€437,500,000	€437,500,000
€300,000,000	Zero Coupon	99.78	September 25, 2012	January 25, 2013	€300,000,000	€300,000,000
€300,000,000	Zero Coupon	99.78	September 25, 2012	January 25, 2013	€300,000,000	€300,000,000
€100,000,000	Zero Coupon	99.71	October 10, 2012	February 21, 2013	€100,000,000	€100,000,000

					€22,723,720,000	€22,723,720,000

Euro Ispa Bonds(3)

Original Currency Nominal Amount	Interest Rate	Initial Public Offering Price (%)	Date of Issue	Maturity Date	Amount Outstanding		Equivalent in Euro
€1,000,000,000	4.50%	99.387	February 6, 2004	July 31, 2014		€1,000,000,000	€1,000,000,000
€750,000,000	2.25 Inflation Indexed %	99.368	February 6, 2004	July 31, 2019		€876,000,000	€876,000,000
€3,250,000,000	5.13%	98.934	February 6, 2004	July 31, 2024		€3,250,000,000	€3,250,000,000
€2,200,000,000	5.20%	105.125	February 6, 2004	July 31, 2034		€2,200,000,000	€2,200,000,000
€850,000,000	Floating	100	March 4, 2005	July 31, 2045		€850,000,000	€850,000,000
€1,000,000,000	Floating	100	April 25, 2005	July 31, 2045		€1,000,000,000	€1,000,000,000
€300,000,000	Floating	100	June 30, 2005	July 31, 2035		€300,000,000	€300,000,000
€100,000,000	Floating	100	June 30, 2005	July 31, 2035		€100,000,000	€100,000,000

						€9,576,000,000	€9,576,000,000

Swiss Franc(4)(*)
ChF 2,000,000,000	2.50%	100.09	February 2, 2005	March 2, 2015	ChF	2,000,000,000	€1,656,726,309
ChF 1,000,000,000	2.50%	99.336	January 30, 2006	January 30, 2018	ChF	1,000,000,000	€828,363,154.4

					ChF	3,000,000,000	€2,485,089,463

Pound Sterling(5)(*)
£400,000,000	10.50%	100.875	April 28, 1989	April 28, 2014		£400,000,000	€490,136,012.7
£1,500,000,000	6.00%	98.565	August 4, 1998	August 4, 2028		£1,500,000,000	€1,838,010,048
£250,000,000	5.25%	99.476	July 29, 2004	December 7, 2034		£250,000,000	€306,335,008
£300,000,000	Floating	100.00	April 28, 2010	April 28, 2015		£300,000,000	€367,602,009.6

						£2,450,000,000	€3,002,083,078

Norwegian Kroner(6)(*)
NOK 2,000,000,000	4.34%	100.00	June 23, 2003	June 23, 2015	NOK	2,000,000,000	€272,171,794.8

					NOK	2,000,000,000	€272,171,794.8

Japanese Yen(7)(*)
¥125,000,000,000	5.50%	100.00	December 15, 1994	December 15, 2014		¥125,000,000,000	€1,100,255,259
¥125,000,000,000	4.50%	100.00	June 8, 1995	June 8, 2015		¥125,000,000,000	€1,100,255,259
¥100,000,000,000	3.70%	100.00	November 14, 1996	November 14, 2016		¥100,000,000,000	€880,204,207.4
¥100,000,000,000	3.45%	99.80	March 24, 1997	March 24, 2017		¥100,000,000,000	€880,204,207.4
¥25,000,000,000	2.87%	100.00	May 18, 2006	May 18, 2036		¥25,000,000,000	€220,051,051.8
¥50,000,000,000	Floating	100.00	April 24, 2008	April 24, 2018		¥50,000,000,000	€440,102,103.7
¥30,000,000,000	Floating	100.00	July 8, 2009	July 8, 2019		¥30,000,000,000	€264,061,262.2
¥30,000,000,000	Floating	100.00	September 18, 2009	September 18, 2019		¥30,000,000,000	€264,061,262.2

						¥585,000,000,000	€5,149,194,613

Czech Koruna(8)(*)
CZK 2,490,000,000	4.36%	100.00	October 3, 2007	October 3, 2017	CZK	2,490,000,000	€99,002,027.75
CZK 2,490,000,000	4.40%	100.00	October 3, 2007	October 3, 2019	CZK	2,490,000,000	€99,002,027.75
CZK 2,490,000,000	4.41%	100.00	October 3, 2007	October 3, 2019	CZK	2,490,000,000	€99,002,027.75

					CZK	7,470,000,000	€297,006,083.3

TOTAL OUTSTANDING							€62,832,231,836

(1)	U.S. dollar amounts have been converted into euro at $1.3194/€1.00, the exchange rate prevailing at Dec. 31, 2012.
(2)	External debt denominated in currencies of countries that have adopted the euro have been converted into euro at the fixed rate at which those currencies were converted into euro upon their issuing countries becoming members of the European Monetary Union.
(3)	Bonds issued by Infrastructure S.p.A.
(4)	Swiss Franc amounts have been converted into euro at ChF1.2072/€1.00, the exchange rate prevailing at Dec. 31, 2012.
(5)	Pounds Sterling amounts have been converted into euro at £0.81610/€1.00, the exchange rate prevailing at Dec. 31, 2012.
(6)	Norwegian Kroner amounts have been converted into euro at NOK7.3483/€1.00, the exchange rate prevailing at Dec. 31, 2012.
(7)	Japanese Yen amounts have been converted into euro at ¥113.61/€1.00, the exchange rate prevailing at Dec. 31, 2012.
(8)	Czech Koruna amounts have been converted into euro at C25.151/€1.00, the exchange rate prevailing at Dec. 31, 2012.
(*)	The above exchange rates are based on the official exchange rates of the Bank of Italy.

Source: Ministry of Economy and Finance

2